EXHIBIT 32

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL

OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Francis J. Murtha, as the sole officer of the Company, hereby certify, pursuant to Rule 906 of the Sarbanes Oxley Act, that the Form 10Q for the period ended July 31, 2019 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Form 10Q periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

I further certify that any statement set forth in this Report will subject me to criminal and/or civil penalties if I knowingly cause to be filed a statement that does not comport with all the requirements set forth in this section or (2) willfully certify any statement as set forth in subsections (a) and (b) of this section knowing that the Form 10q periodic report accompanying the statement does not comport with all the requirements set forth in this section.

Date: October 25, 2019	By:	/s/ Francis J. Murtha
Francis J. Murtha, Principal Executive Officer and Principal Financial Officer